Exhibit (b)(ii)

EXECUTION COPY

AMARIN CORPORATION PLC
Block 3, The Oval
Shelbourne Road
Ballsbridge, Dublin
Ireland

As of October 7, 2009

Citibank, N.A. – Depositary Receipts Department
388 Greenwich Street
New York, New York  10013

Amarin Corporation PLC
Ester Acquisition – Proseed Issuance

Ladies and Gentlemen:

Reference is hereby made to the Deposit Agreement, dated as of March 29, 1993, as amended by Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, and by Amendment No. 2 to Deposit Agreement, dated as of September 25, 2002, by and among Amarin Corporation plc (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders from time to time of American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) issued thereunder, as supplemented by Letter Agreements, dated as of March 29, 2006, April 11, 2006, October 16, 2007, December 5, 2007, May 16, 2008 and August 5, 2009 (the Deposit Agreement, dated as of March 29, 1993, as so amended and supplemented, the “Deposit Agreement”).  All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Deposit Agreement.

The Company entered into a Stock Purchase Agreement, dated  December 5, 2007, with the former shareholders of Ester Neurosciences Limited (“Target”) pursuant to the terms of which the Company issued and delivered Shares in the form of ADSs to the former shareholders of Target.  Amarin Pharmaceuticals Ireland Limited, a wholly-owned subsidiary of the Company (“APIL”), entered into a Collaboration Agreement, dated as of January 8, 2008 (the “Collaboration Agreement”), with Proseed Capital Holdings CVA., a Belgian company with its address at Zeedijk 842, bus 34, 8300 Knokke, Belgium (“Proseed”).  The Company has subsequently entered into an Amendment and Waiver Agreement, dated May 25, 2009 (the “Waiver Agreement”), with the former shareholders of Target pursuant to the terms of which the Company issued and delivered, on or about August 5, 2009, additional Shares in the form of ADSs for the benefit of such former shareholders (the “Ester-II Issuance”).  In satisfaction of APIL’s obligations under the Collaboration Agreement and in connection with the Ester-II Issuance, the Company intends to issue 39,473 Shares (the “Proseed Transaction Shares”) in the form of ADSs (the “Proseed Transaction”)

The issuance of the Proseed  Shares in the form of ADSs pursuant to the Proseed Transaction is intended to be exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S (“Regulation S”) thereunder.  The Proseed Transaction Shares to be deposited with the Custodian (as agent for the Depositary) will not be “restricted securities” (within the meaning given to such term in Rule 144 under the Securities Act) and will not be subject to any restrictions on transfer or cancellation, except that the Proseed Transaction Shares, and the ADSs to be issued by the Depositary in respect of the Proseed Transaction Shares so deposited, will be subject to a prohibition on transfer in the U.S. or to “U.S. Persons” (as defined in Regulation S) for 40 days expiring on November 16, 2009 (the “Expiration Date”).

The Company intends to deposit the Proseed Transaction Shares, on or about October 8, 2009, with the Custodian (and to pay all applicable UK stamp duty reserve tax in respect thereof) and hereby instructs the Depositary as follows:

(i)           upon receipt of confirmation from the Custodian of the due deposit by the Company of the Proseed Transaction Shares, the Depositary is to issue a total of 39,473  Uncertificated ADSs (the “Proseed Transaction ADSs”) to Proseed, subject to the limitations specified below;

(ii)           the Proseed Transaction ADSs are to be registered in the name of  Proseed, and issued subject to a prohibition on transfer in the U.S. or to U.S. Persons (as defined in Regulation S) until the Expiration Date and the Depositary is to impose a “Stop Transfer” notation on the Proseed Transaction ADSs account established in the name of Proseed;

(iii)           the Depositary shall not permit any Proseed Transaction ADSs to be transferred or certificated on or prior to the Expiration Date but shall permit Holders of Proseed Transaction ADSs to present such Proseed Transaction ADSs for cancellation prior to the Expiration Date and to withdraw the corresponding Proseed Transaction Shares upon (x) the terms and subject to the applicable conditions of the Deposit Agreement, and (y) receipt from the applicable Holder of a duly completed and signed Withdrawal Certification substantially in the form attached hereto as Schedule I;

(iv)           the Depositary shall cause the “Stop Transfer” notation  referenced above to be lifted from the Proseed Transaction ADSs at close of business in New York on the Expiration Date;

(v)           prior to the Expiration Date, the Proseed Transaction ADSs are to be treated by the Depositary on the same terms as all other ADSs issued and outstanding under the Deposit Agreement, except for (i) the limitations set forth above, and (ii) any Restricted ADSs which the Depositary and the Company may agree, or have agreed, to treat separately from the ADSs outstanding under the Deposit Agreement; and

2

(vi)           after the Expiration Date, the Proseed Transaction ADSs are to be treated by the Depositary on the same terms as all other ADSs then issued and outstanding under the Deposit Agreement, except for Restricted ADSs which the Depositary and the Company may agree, or have agreed, to treat separately from the ADSs outstanding under the Deposit Agreement.

The Company represents and warrants that (x) the Proseed Transaction Shares (i) have been validly issued, and can be treated as fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares, (ii) are of the same class as, and rank pari passu with, the other Shares on deposit under the Deposit Agreement, (iii) have been deposited  free of all liens, security interests and encumbrances, and (iv) are, upon withdrawal from the ADR facility existing pursuant to the terms of the Deposit Agreement, freely transferable, except that, prior to the Expiration Date Proseed Transaction Shares are to be transferred only outside the U.S. and to non-U.S. Persons (as defined in Regulation S), and (y) the transfer restrictions applicable to the Proseed Transaction ADSs and the Proseed Transaction Shares have been acknowledged in writing by Proseed.  These representations and warranties shall survive the deposit of the Proseed Transaction Shares and the issuance and delivery by the Depositary of the Proseed Transaction ADSs.

The Company agrees to take all commercially reasonable steps necessary to ensure that the acceptance of the deposit of Proseed Transaction Shares, the issuance and delivery of the Proseed Transaction ADSs and the removal of the “Stop Transfer” at the Expiration Date, in each case upon the terms and conditions set forth herein, do not violate the provisions of the Securities Act or any other applicable laws, rules or regulations.

The Company shall, prior to the issuance date of the Proseed Transaction ADSs, cause (A) its U.S. counsel to deliver an opinion to the Depositary stating that the deposit of the Proseed Transaction Shares and the issuance and delivery of the Proseed Transaction ADSs to Proseed, in each case upon the terms contemplated herein, do not require registration under the Securities Act, (B) its English counsel (which may be in-house counsel to the Company) to deliver an opinion to the Depositary as to English law stating, subject to such customary assumptions and reservations as they shall consider necessary or appropriate, that the deposit of the Proseed Transaction Shares by the Company with the Custodian in accordance with the terms of the Deposit Agreement (as supplemented by this letter agreement) does not violate any English corporate or securities laws, and (C) a certificate of a duly authorized officer of the Company stating that (i) all governmental approvals, permits, consents and authorizations known by the Company to be required to be obtained by it in England for the transactions contemplated in this instructions letter have been obtained and are in full force and effect, and (ii) none of the terms of this instructions letter, and none of the transactions contemplated herein, conflict with any agreement to which the Company is a party.

The Company confirms that the indemnification provisions of Section 5.08 of the Deposit Agreement shall apply to the deposit of the Proseed Transaction Shares, the issuance of the Proseed Transaction ADSs, the removal of the transfer restrictions set forth herein with respect to the Proseed Transaction ADSs, and the withdrawal of Proseed Transaction Shares, in each case upon the terms set forth herein, as well as to any other acts performed or omitted by the Depositary as contemplated by this instructions letter.

3

This instructions letter shall be interpreted and all the rights and obligations hereunder shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

AMARIN CORPORATION PLC

By:	/s/ Tom Maher
	Name:	Tom Maher
	Title:	Company Secretary
	Date:	October 7, 2009

AGREED: CITIBANK, N.A., as Depositary

By:	/s/ Keith G. Galfo
	Name:	Keith G. Galfo
	Title:	Vice President
	Date:	October 7, 2009

SCHEDULES

I	Withdrawal Certification

4

SCHEDULE I

_____________________

Withdrawal Certification 1
_____________________

Citibank, N.A., as Depositary
c/o Agency & Trust Department
111 Wall Street, 15th Floor/Zone 8
New York, New York  10043

Attn.:  Broker Services

Amarin Corporation plc (Proseed  Transaction ADSs -- Cusip No.:  023111206)

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of March 29, 1993, as amended by Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, and as further amended by Amendment No. 2 to Deposit Agreement, dated as of September 25, 2002 (the Deposit Agreement as amended by Amendment No. 1 to Deposit Agreement and Amendment No. 2 to Deposit Agreement, the “Deposit Agreement”), by and among Amarin Corporation plc (formerly known as “Ethical Holdings plc”), a corporation organized and existing under the laws of England (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders from time to time of American Depositary Receipts (the “ADRs”) evidencing by American Depositary Shares (“ADSs”) issued thereunder, (ii) the Letter Agreements, dated as of March 29, 2006 and as of October 16, 2007, respectively, by and between the Company and the Depositary, and (iii) the Supplemental Letter Agreement, dated as of October 7, 2009 (the “Letter Agreement”), by and between the Company and the Depositary.  Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

This Withdrawal Certification is being furnished in connection with the withdrawal of Proseed Transaction Shares upon surrender of Proseed Transaction ADSs (as defined in the Letter Agreement) to the Depositary.

(A)           We acknowledge, or, if we are acting for the account of another person, such person has confirmed to us that it acknowledges, that the issuance of the Proseed Transaction Shares in the form of Proseed Transaction ADSs has not been registered under the Securities Act; and

1	To be obtained, on or prior to November 16, 2009, in connection with any cancellation of Proseed Transaction ADSs for purpose of withdrawal of the corresponding Proseed Transaction Shares.

(B)           We certify that we, and, if we are not the beneficial owner, the beneficial owner has certified that (i) it will sell the Proseed Transaction Shares received upon cancellation of Proseed Transaction ADSs in compliance with the requirements of the U.S. securities laws (including, without limitation, the applicable laws of the states of the United States) and (ii) any sale of the Proseed Transaction Shares at any time on or before November 16, 2009 will be effected only outside the U.S. and to persons other than “U.S. Persons” (as defined in Regulation S under the Securities Act), and that we, and, if we are not the beneficial owner, the beneficial owner has certified that it, will not, on or prior to November 16, 2009 deposit, or cause to be deposited, the Proseed Transaction Shares received upon cancellation of Proseed Transaction ADSs into any depositary receipts facility established or maintained by a depositary bank in respect of the Shares.

The undersigned hereby instructs the Depositary to cancel the Proseed Transaction ADSs specified below, to deliver the Proseed Transaction Shares represented thereby as specified below and, if applicable, to issue to the  undersigned a statement identifying the number of Proseed Transaction ADSs held by the undersigned and not cancelled pursuant to these instructions.  The undersigned appoints the Depositary and any of its authorized representatives as its attorney to take the actions contemplated above on behalf of the undersigned.

Name of Owner:	__________________________________
Social Security Number of Owner:	__________________________________
Account Number of Owner:	__________________________________
Number of Proseed Transaction ADSs to be cancelled:	__________________________________
Delivery Information for delivery of Proseed Transaction Shares represented by Proseed Transaction ADSs to be cancelled:	__________________________________ __________________________________ __________________________________
Signature of Owner:	__________________________________ (Identify Title if Acting in Representative Capacity)

SIGNATURE GUARANTEE

Name of Firm Issuing Guarantee:_________________________________________________________________
Authorized Signature of Officer:_________________________________________________________________

Title of Officer Signing This Guarantee:___________________________________________________________

Address:_____________________________________________________________________________________

____________________________________________________________________________________________

Area Code and Telephone Number:________________________________________________________________

Dated:_______________________________________________________________________________________